[DAVIDSON & COMPANY LETTERHEAD]







February 6, 2001


CASCADIA CAPITAL CORPORATION
c/o Gerald R. Tuskey, Personal Law Corporation
1000 - 409 Granville Street
Vancouver, BC
V6C 1T2

RE:  FORM 10-SB

Dear Sirs:

We  refer  to  the  Form  10-SB  Registration   Statement  of  Cascadia  Capital
Corporation (the "Company") filed pursuant to the Securities Exchange Act of 1933, as amended.

We conducted an audit of the Company's financial statements and have provided an audit report dated November 22, 2000 in connection with the preparation of the Form 10-SB. We hereby consent to the filing of our audit report as part of the aforementioned Registration Statement.





                                                            "DAVIDSON & COMPANY"


Vancouver, Canada                                          Chartered Accountants